UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2017

StoneMor Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Horizon Boulevard Trevose, PA		19053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 826-2800

(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2017, StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), appointed David Sheaffer as Vice President of Accounting, in which capacity he will serve as the principal accounting officer of StoneMor GP, effective immediately. Concurrently with Mr. Sheaffer’s appointment, Mark Miller ceased to serve as StoneMor GP’s principal accounting officer. Mr. Miller will continue to serve as Chief Financial Officer and Senior Vice President of StoneMor GP and as its principal financial officer.
Mr. Sheaffer, age 56, served as Chief Financial Officer from October 2015 until joining StoneMor GP for two affiliated privately held companies, PMI Lubricants, LLC, a distributor of industrial and commercial lubricants, and Synergy Environmental Inc., an environmental consulting firm. He was Chief Accounting Officer of the General Partner of Cross America Partners LP (“CAPL”), a wholesale distributor of motor fuels and owner of real estate engaged in the distribution of motor fuels, from June 2013 until the sale of its General Partner to CST Brands Inc. in October 2015. From November 2012 until June 2013, he was Director of Financial Reporting for the General Partner of CAPL. Mr. Sheaffer was Senior Manager of Financial Reporting for Graham Packaging Company, Inc., a publicly traded, specialty-packaging company, from June 2008 to November 2012 and was Senior Manager of Technical Accounting and Financial Reporting for Rite Aid Corporation, a publicly traded, pharmacy-retail chain, from March 2005 to June 2008. Mr. Sheaffer also has more than nine years of experience with public accounting firms. He holds a Bachelor of Science degree in Accounting from Elizabethtown College and is a Certified Public Accountant.
In connection with Mr. Sheaffer’s appointment as Vice President of Accounting, StoneMor GP and Mr. Sheaffer entered into an offer letter, dated November 6, 2017 (the “Offer Letter”). The Offer Letter contemplates that Mr. Sheaffer will be entitled to receive base salary of $240,000 (“Base Salary”) and, for each calendar year of employment, will have an opportunity to earn an annual incentive bonus with a target bonus equal to 25% of Base Salary. The actual incentive bonus awarded is discretionary and will be based on Company performance against performance targets established by the Compensation Committee of the Board of Directors of StoneMor GP (the "Compensation Committee”) as well as mutually agreed upon personal performance goals. In addition, Mr. Sheaffer will be eligible to receive, on an annual basis, long-term equity incentive awards, currently targeted at 25% of Base Salary, subject to the Compensation Committee’s approval. Half (50%) of any such awards will vest ratably over 3 years and the other half (50%) will vest based upon performance criteria to be determined by the Compensation Committee.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein
Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 3, 2017, StoneMor GP entered into Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 9, 2008 (the “Amendment”) to make certain revisions in response to changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 relating to changes in partnership audit and adjustment procedures.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description
3.1	Amendment No 1 to Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P., dated as of November 3, 2017

10.1	Offer Letter, dated November 6, 2017 by and between StoneMor GP LLC and David Sheaffer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STONEMOR PARTNERS L.P.

By:    StoneMor GP LLC
its general partner

By:    /s/ Mark L. Miller
Name:    Mark L. Miller
Title:    Chief Financial Officer and Senior Vice President
Date: November 9, 2017